UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2009

ISCO INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-22302	36-3688459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive
Elk Grove Village, IL	60007
(Address of principal executive offices)	(Zip Code)

(847) 391-9400
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 1, 2009, ISCO International, Inc. ( the “Company”), received a notice (the “Notice”) from its lenders, Manchester Securities Corporation (“Manchester”) and Alexander Finance, L.P. (“Alexander,” and together with Manchester, the “Lenders”) indicating that the Lenders have declared an event of default under certain loan documents, including certain notes (the “Notes”) issued to the Lenders and related documents (collectively, the “Loan Documents”), and have declared the entire outstanding amount of the Notes (including principal and interest) due and payable. The declaration of default under the Loan Documents is based on, among other things, the Lenders’ determination that a material adverse change has occurred in the condition, value or operation of a material portion of the collateral for the outstanding loans.  The Lenders called a default under the following Loan Documents:

•	Seventh Amended and Restated Security Agreement, dated as of August 18, 2008, between the Company, Clarity Communication Systems Inc. and the Lenders;
•	The Company’s 5% Senior Secured Convertible Notes due June 22, 2010, issued on June 22, 2006;
•	The Company’s Amended and Restated 7% Senior Secured Convertible Notes due August 1, 2009, issued on June 26, 2007;
•	The Company’s New Amended and Restated 7% Senior Secured Convertible Note due August 1, 2009, issued on January 3, 2008;
•	The Company’s 9 ½% Secured Grid Notes due August 1, 2010, issued on May 29, 2008; and
•	The Company’s 9 ½% Secured Convertible Notes due August 1, 2010, issued on August 18, 2008.

The Company’s total outstanding indebtedness to the Lenders on April 30, 2009 was approximately $25.2 million.  The Notice demanded that payment of such amount be made on or before 5:00 p.m. Central time on May 5, 2009.  As disclosed in the Company’s Current Report on Form 8-K filed on April 24, 2009, the Company does not have the funds necessary to repay the Notes.

Also on May 1, 2009, the Company received a letter from the Lenders in which the Lenders proposed to initiate a public UCC foreclosure sale on May 18, 2009 (the “Proposed Sale”).  In the letter, the Lenders proposed that a nominee entity owned by the Lenders (“NewCo”) would, if such entity is the successful bidder, obtain substantially all of the Company’s assets in the Proposed Sale, other than the Company’s rights against TAA Group Inc. (the purchaser of the Company’s former subsidiary, Clarity Communication Systems Inc.) and would assume certain of the Company’s liabilities.  After the Proposed Sale, assuming NewCo is the successful bidder, the Company would continue to have obligations to the Lenders in an amount equal to the amounts not satisfied by the Proposed Sale.

The Company’s Board of Directors met on May 4, 2009 to discuss the Proposed Sale, and on such date, the Board authorized the Company’s officers to negotiate with the Lenders regarding the Proposed Sale.

Item 2.05                      Costs Associated with Exit or Disposal Activities.

The information provided in Item 2.04 of this Current Report on Form 8-K is hereby incorporated into this Item 2.05 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISCO INTERNATIONAL, INC.

By:	/s/ Gary Berger
Name: Gary Berger
Title: Chief Financial Officer
Date: May 5, 2009